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                                                                      EXHIBIT 11

                        GTE CORPORATION AND SUBSIDIARIES
                 Calculation of Earnings (Loss) per Common Share
                                   (Unaudited)


                                                                  Three Months Ended
                                                                      March 31,
                                                            ------------------------------
                                                                1999              1998
                                                            ------------      ------------
                                                       (In Millions, Except Per-Share Amounts)
Net income (loss):
     Before extraordinary charges                           $        912      $        142
     Extraordinary charges                                           (30)             (320)
                                                            ------------      ------------

        Consolidated net income (loss)                      $        882      $       (178)
                                                            ============      ============

Average basic common shares                                          969               959

Adjustments to basic common shares:
     Add - Employees' stock and stock option plans                     7                 9
                                                            ------------      ------------
Adjusted average diluted common shares                               976               968
                                                            ============      ============

EARNINGS (LOSS) PER COMMON SHARE:
     Basic (1)
        Before extraordinary charges                        $        .94      $        .15
        Extraordinary charges                                       (.03)             (.33)
                                                            ------------      ------------
        Consolidated                                        $        .91      $       (.18)
                                                            ============      ============

     Diluted (2)
        Before extraordinary charges                        $        .93      $        .15
        Extraordinary charges                                       (.03)             (.33)
                                                            ------------      ------------
        Consolidated                                        $        .90      $       (.18)
                                                            ============      ============



(1) Computed by dividing net income available to common stockholders by the weighted-average number of common shares outstanding during the period.

(2) Reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised.